UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

December 15, 2009
Date of Report (Date of earliest event reported)

Commission File Number: 333-146627

Baron Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada, United States
(State or other jurisdiction of incorporation or organization)

26-0582528
(I.R.S. Employer ID Number)

3753 Howard Hughes Parkway, Suite 135, Las Vegas, Nevada 89169
(Address of principal executive offices) (Zip code)

702-993-7424
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective December 15, 2009, Baron Energy, Inc. (“Baron” or the “Company”) has executed a Letter of Intent setting out the general conditions for an acquisition of assets, currently owned by Pertex Production LP, Esconde Resources LP, and Permian Legend Petroleum LP, all privately held Texas limited partnerships. These assets include both operated and non-operated wells, with working interests ranging from 5% to 100%, along with all associated equipment and property rights in oil and gas fields located in Bordon, Garza, Jones, Kent, Nolan, Reagan, Runnels, Scurry and Taylor Counties, Texas. The Company will acquire these assets by issuance of its restricted common stock to sellers’ interest holders, such that if all assets are acquired from all of the holders, the cumulative result will be a 50% ownership in Baron by all Pertex-related shareholders.

Completion of the acquisition is conditioned upon due diligence investigations by all parties concerned and approval of the final agreements by the respective entities. The Letter of Intent is attached as Exhibit 10.7.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.7 - Letter of Intent by and between Baron Energy, Inc., Pertex Production LP, Esconde Resources LP, and Permian Legend Petroleum LP, privately held Texas limited partnerships, dated December 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2009

BARON ENERGY INC.

/s/ Michael McGuire
Michael McGuire
Interim Chief Executive Officer